UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2020

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AFG	New York Stock Exchange
5.875% Subordinated Debentures due March 30, 2059	AFGB	New York Stock Exchange
5.125% Subordinated Debentures due December 15, 2059	AFGC	New York Stock Exchange
5.625% Subordinated Debentures due June 1, 2060	AFGD	New York Stock Exchange
4.5% Subordinated Debentures due September 15, 2060	AFGE	New York Stock Exchange

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Election of Director

On December 9, 2020, the Board of Directors (the “Board”) of American Financial Group, Inc. (the “Company”) elected Evans N. Nwankwo to serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualified.  The Board has determined that Mr. Nwankwo is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by the New York Stock Exchange.  Mr. Nwankwo will serve on the Corporate Governance Committee of the Board.

Mr. Nwankwo has worked in the commercial construction industry for nearly 40 years and is the Founder and President of Megen Construction Company. Megen Construction provides a full range of services including construction management, design/build, general contracting, estimating and program management, and was the first LEED Platinum builder in the State of Ohio. Megen Construction is a top-ten minority-owned business in Greater Cincinnati with a national reach.

There is no arrangement or understanding between Mr. Nwankwo and any other person pursuant to which Mr. Nwankwo was elected as a director of the Company. Mr. Nwankwo will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Executive Compensation—Director Compensation and Stock Ownership Guidelines” on page 41 of the Company’s proxy statement filed with the SEC on April 3, 2020.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Nwankwo that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Nwankwo will participate in the compensation arrangements for non-employee directors as described beginning on page 41 of the Company’s proxy statement filed with the SEC on April 3, 2020.

A copy of the press release announcing Mr. Nwankwo’s election is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.  The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Director Consulting Agreement

As previously reported, in 2014, in connection with the transition by James E. Evans from his role as an officer and employee of the Company to that of executive consultant, Mr. Evans agreed to a consulting agreement, as amended, that terminates on December 31, 2020.  On December 9, 2020, the Company and Mr. Evans renewed the consulting agreement for 2021 on the same terms as in 2020.

Item 8.01	Other Events.

On December 9, 2020, the Company issued a press release announcing that it declared a special, one-time cash dividend of $2.00 per share of American Financial Group Common Stock. The dividend is payable on December 29, 2020 to holders of record on December 21, 2020.  A copy of the press release is furnished as Exhibit 99.2 and incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 10, 2020.
99.2	Press Release dated December 9, 2020.
104	Cover page Interactive Date File (embedded within Inline XBRL document).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2020	AMERICAN FINANCIAL GROUP, INC.

	By:	/s/	Mark A. Weiss
Mark A. Weiss
Vice President